Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports first quarter 2015 Earnings

MANSFIELD, PENNSYLVANIA— April 27, 2015 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the three months ended March 31, 2015.

For the three months ended March 31, 2015, net income totaled $3,120,000 which compares to net income of $3,176,000 for the first quarter of 2014. This represents a decrease of $56,000, or 1.8%. Basic earnings per share of $1.03 for the first quarter compares to $1.04 last year.  Annualized return on equity for the comparable periods was 12.38% and 13.38%, while return on assets was 1.36% and 1.41%, respectively.

Net interest income after the provision for loan loss has increased from $7,332,000 for the three months ended March 31, 2014, to $7,467,000 for 2015.  Although interest income decreased $10,000, interest expense decreased $85,000 from last year’s first quarter.  Additionally, the provision for loan losses decreased $60,000 for the comparable periods.  CEO and President Randall E. Black stated, “The margin has increased from 3.87% last year to 3.89%, which is impressive given the difficult economic environment that has been persistent in impacting us and others in our industry.  The prolonged interest rate environment has resulted in continued pressure on the tax-effected yield on our interest earning assets, which has decreased from 4.47% last year to 4.44% this year.  On a positive note, average interest earning assets has increased by $10.2 million compared to last year, which helped significantly in offsetting the decline in yields”.  Notably, loan growth in the first quarter has resulted in an increase in average loans compared to last year of $20.9 million.  The cost of interest bearing liabilities has continued to decline, from .72% last year to .67% in 2015.

At March 31, 2015, total assets were $930.0 million, up from total assets of $902.6 million as of March 31, 2014 and up slightly from total assets of $925.0 million at December 31, 2014.  From year end 2014, the investment portfolio has decreased $14.2 million mostly due to unattractive yields in the market.  However, net loans of $558.3 million as of March 31, 2015 have increased $11.1 million, or 2%, compared to the end of last year.  The increase is partly attributable to the success in opening the new branch in the Mill Hall / Lock Haven market.  Asset quality remains strong with non-performing assets to total loans being 1.65% as of March 31, 2015 compared to 1.67% at year-end and 1.98% last March.  Annualized net charge-offs as a percent of average loans is very low at .01%.

Stockholders’ equity totaled $102.3 million at March 31, 2015, which compares to $100.5 million at December 31, 2014 and $95.6 million at March 31, 2014.  For 2015, net income of $3.1 million was offset by cash dividends of $1.2 million and treasury share purchases of $1 million.  Additionally, the unrealized gain on available for sale investment securities increased $.8 million from the end of 2014 as a result of changes in interest rates impacting the fair value of investment securities.  The Company remains well-capitalized under regulatory capital guidelines.

A cash dividend of $.405 per share was paid on March 27, 2015 to shareholders of record on March 20, 2015.  This quarterly cash dividend was an increase of 6% over the dividend declared a year ago, adjusted for stock dividends.  “This increase in the dividend continues to reflect the Board of Directors' desire to provide total shareholder return to our shareholder base, added Mr. Black”.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31	December 31	March 31
(in thousands except share data)	2015	2014	2014
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,901	$ 10,091	$ 10,642
Interest-bearing	7,882	1,332	767
Total cash and cash equivalents	18,783	11,423	11,409

Interest bearing time deposits with other banks	5,960	5,960	2,480

Available-for-sale securities	291,904	306,146	310,983

Loans held for sale	1,029	497	242

Loans (net of allowance for loan losses: $6,922 at March 31, 2015;
$6,815 at December 31, 2014 and $7,233 at March 31, 2014)	558,257	547,290	525,990

Premises and equipment	12,619	12,357	10,994
Accrued interest receivable	3,636	3,644	3,771
Goodwill	10,256	10,256	10,256
Bank owned life insurance	20,461	20,309	14,800
Other assets	7,067	7,166	11,701

TOTAL ASSETS	$ 929,972	$ 925,048	$ 902,626

LIABILITIES:
Deposits:
Noninterest-bearing	$ 100,263	$ 95,526	$ 95,230
Interest-bearing	688,513	678,407	658,413
Total deposits	788,776	773,933	753,643
Borrowed funds	29,388	41,799	45,728
Accrued interest payable	691	756	774
Other liabilities	8,828	8,032	6,897
TOTAL LIABILITIES	827,683	824,520	807,042
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2015 or 2014
Common stock
$1.00 par value; authorized 15,000,000 shares; issued 3,335,236 shares at March 31, 2015
and December 31, 2014; 3,305,517 shares at March 31, 2014	3,335	3,335	3,306
Additional paid-in capital	25,148	25,150	23,623
Retained earnings	81,409	79,512	76,340
Accumulated other comprehensive income (loss)	1,603	767	154
Treasury stock, at cost: 314,704 shares at March 31, 2015; 296,280 shares at
December 31, 2014 and 288,822 shares at March 31, 2014	(9,206)	(8,236)	(7,839)
TOTAL STOCKHOLDERS' EQUITY	102,289	100,528	95,584
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 929,972	$ 925,048	$ 902,626

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2015	2014
INTEREST INCOME:
Interest and fees on loans	$ 7,039	$ 6,988
Interest-bearing deposits with banks	31	13
Investment securities:
Taxable	754	888
Nontaxable	848	842
Dividends	99	50
TOTAL INTEREST INCOME	8,771	8,781
INTEREST EXPENSE:
Deposits	1,009	1,105
Borrowed funds	175	164
TOTAL INTEREST EXPENSE	1,184	1,269
NET INTEREST INCOME	7,587	7,512
Provision for loan losses	120	180
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,467	7,332
NON-INTEREST INCOME:
Service charges	976	1,039
Trust	194	191
Brokerage and insurance	127	120
Gains on loans sold	38	40
Investment securities gains, net	126	171
Earnings on bank owned life insurance	152	121
Other	115	105
TOTAL NON-INTEREST INCOME	1,728	1,787
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,056	2,917
Occupancy	369	350
Furniture and equipment	128	100
Professional fees	232	234
FDIC insurance	116	113
Pennsylvania shares tax	201	193
Other	1,233	1,184
TOTAL NON-INTEREST EXPENSES	5,335	5,091
Income before provision for income taxes	3,860	4,028
Provision for income taxes	740	852
NET INCOME	$ 3,120	$ 3,176

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.03	$ 1.04
Net Income - Diluted	$ 1.03	$ 1.04
Cash Dividends Paid	$ 0.405	$ 0.382

Number of shares used in computation - basic	3,026,265	3,041,923
Number of shares used in computation - diluted	3,026,265	3,042,117

Financial Highlights

	Three Months Ended
	March 31
	2015	2014
Performance Ratios and Share Data:
Return on average assets (annualized)	1.36%	1.41%
Return on average equity (annualized)	12.38%	13.38%
Net interest margin (tax equivalent)	3.89%	3.87%
Cash dividends paid per share	$ 0.405	$ 0.382
Earnings per share - basic	$ 1.03	$ 1.04
Earnings per share - diluted	$ 1.03	$ 1.04
Number of shares used in computation - basic	3,026,265	3,041,923
Number of shares used in computation - diluted	3,026,265	3,042,117

Balance Sheet Highlights (dollars in thousands):	March 31, 2015	December 31, 2014	March 31, 2014

Assets	$ 929,972	$ 925,048	$ 902,626
Available-for-sale securities	291,904	306,146	310,983
Loans (net of unearned income)	565,179	554,105	533,223
Allowance for loan losses	6,922	6,815	7,233
Deposits	788,776	773,933	753,643
Stockholders' Equity	102,289	100,528	95,584
Non-performing assets	9,326	9,227	10,539
Non-performing assets to total loans	1.65%	1.67%	1.98%
Annualized net charge-offs to total loans	0.01%	0.16%	0.03%
Average Leverage Ratio	11.04%	10.99%	10.64%
Common shares outstanding	3,020,532	3,038,956	3,016,695
Book value per share	$ 33.33	$ 32.83	$ 31.33